Exhibit 99.1

 FOR IMMEDIATE RELEASE

August 23, 2024

Iris Acquisition Corp Announces Cancellation of Special Meeting

Iris Acquisition Corp (Nasdaq: IRAA) (the “Company”) today announced that on August 23, 2024, the Company’s board of directors (the “Board”) cancelled its previously announced special meeting of stockholders, which was scheduled for 10:00 a.m. (Eastern Time) on August 29, 2024 (the “Special Meeting”), as further described in its definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2024.

The Company intends to call a new special meeting of stockholders (the “Rescheduled Special Meeting”) at which it plans to seek stockholder approval for the transactions contemplated by the business combination agreement and related matters.

Once set by the Board, the Company will announce the new record date and meeting date for the Rescheduled Special Meeting by filing with the SEC and delivering to stockholders an updated proxy statement on Schedule 14A.

Cautionary Note Concerning Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “anticipates,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company can successfully hold the New Special Meeting. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Company Contact

Marketing & Communications Team
ssg@arrcap.com
Attn: Omkar Halady
Tel: +971 4 3966949